UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 23, 2005

LIQUIDMETAL TECHNOLOGIES, INC.

(Exact name of Company as Specified in its Charter)

Delaware	33-0264467	000-31332
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

25800 Commercentre Dr., Suite 100

Lake Forest, CA  92630

(Address of Principal Executive Offices; Zip Code)

Company’s telephone number, including area code: (949) 206-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

LIQUIDMETAL TECHNOLOGIES, INC.

FORM 8-K

Item 4.01                                             Changes in Company’s Certifying Accountant.

On November 23, 2005, Liquidmetal Technologies, Inc. (the “Company”) was notified by Stonefield Josephson, Inc. (“Stonefield”), the Company’s independent registered public accounting firm, that Stonefield will cease to act as the Company’s independent registered public accounting firm upon the completion of Stonefield’s review of the Company’s interim unaudited financial statements as of and for the three and nine month periods ended September 30, 2005.  The Company’s interim unaudited financial statements as of and for the three and nine month periods ended September 30, 2005 will be included in the Company’s report on Form 10-Q for the third quarter ended September 30, 2005.  The Company’s Audit Committee has commenced an immediate search for a new registered independent public accounting firm.

The reports of Stonefield with respect to the Company’s financial statements for the fiscal years ended December 31, 2003 and 2004 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except for an explanatory paragraph regarding the Company’s ability to continue as a going concern contained in Stonefield’s report on the Company’s financial statements and for a disclaimer of opinion made by Stonefield with respect to the Company’s internal controls over financial reporting and the Company’s assessment of those controls as of December 31, 2004.  The disclaimer of opinion, together with a description of the circumstances surrounding the disclaimer, is set forth in Item 9A of the amended Form 10-K filed by the Company with the SEC on May 10, 2005.

From May 21, 2004, the date Stonefield was appointed as the Company’s independent auditors,  through the date of Stonefield’s resignation, there were no disagreements between the Company and Stonefield on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Stonefield, would have caused Stonefield to make reference to the subject matter of the disagreements in connection with its report on the Company’s financial statements for such years.

There were no “reportable events” as described under Item 304(a)(1)(v) of Regulation S-K occurring within the two most recent fiscal years of the Company ended December 31, 2004 and 2003 or within the subsequent interim period through the date of Stonefield’s resignation, except as follows:

Stonefield has advised the Company that there are material weaknesses in its internal controls, mainly related to internal controls of its South Korean operations.  Therefore, Stonefield has expanded the scope of its review of the interim unaudited financial statements as of and for the three and nine month periods ended September 30, 2005.  The material deficiencies in the Company’s internal controls over financial reporting include the following:

a)              Lack of adequate segregation of duties in the Company’s South Korean operations in accounts receivable, involving cash receipts, shipping, delivery of products, and customer invoice reconciliations;

b)             Lack of adequate segregation of duties in the Company’s Coatings Division in Texas in order processing and invoicing;

c)              Lack of adequate controls and documentation in the Company’s South Korean operations to evidence proper customer invoicing and revenue recognition in the proper period;

d)             Lack of progress in documenting, assessing and evaluating our internal controls in our South Korean Operations evidenced by aforementioned deficiencies of which remediations will need to be completed as of December 31, 2005.

e)              Lack of sufficient controls over internal access to the Company’s SAP system of reporting by unauthorized users; and

f)                The manual performance of numerous procedures that could be automated using current reporting systems;

In connection with the foregoing, Stonefield has also advised the Company that it believes that the Company has made insufficient progress in documenting, assessing, and evaluating the Company’s internal controls over financial reporting for purposes of timely complying with Section 404 of the Sarbanes-Oxley Act of 2002.

The Company’s Audit Committee has discussed with Stonefield the matters disclosed above.  The Company has authorized Stonefield to respond fully to the inquiries of the Company’s successor accountant concerning the matters disclosed above.

The Company has provided Stonefield with a copy of the foregoing disclosure and has requested that Stonefield furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements.  A copy of that letter, dated November 30, 2005, is filed as Exhibit 16.1 to this Form 8-K.

Item 7.01  Regulation FD Disclosure.

The following information is being furnished under Item 7.01 of Form 8-K:  Press release by Liquidmetal Technologies, Inc. announcing resignation of auditor and conference call.  A copy of this press release is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01  Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Current Report on Form 8-K.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

LIQUIDMETAL TECHNOLOGIES, INC.

	By:	/s/ John Kang
John Kang
Chairman, President and Chief Executive Officer

Date: November 30, 2005

EXHIBIT INDEX

Exhibit Number	Description

16.1	Letter from Stonefield Josephson, Inc. to the SEC, dated November 29, 2005, regarding agreement with the statements made in this Form 8-K.

99.1	Press release, dated November 30, 2005, by Liquidmetal Technologies, Inc. announcing resignation of auditor and conference call.